Exhibit 99.1

FOR RELEASE MONDAY, DECEMBER 6, 1999

AT&T OUTLINES PLANS FOR GROWTH
COMPANY PROVIDES FINANCIAL GUIDANCE FOR 2000 AND CONFIRMS PLANS FOR WIRELESS TRACKING STOCK

NEW YORK -- AT&T Chairman C. Michael Armstrong today announced plans for the creation of a wireless tracking stock, outlined a series of steps to accelerate growth and provided financial guidance for 2000.

At a meeting with securities analysts, Armstrong announced executive appointments to enhance AT&T's top management team; a major expansion of its fiber optic network for high-speed bandwidth and Internet-based services, and plans to increase revenue in the company's key high-growth businesses - Internet protocol (IP), data, networking management and outsourcing, broadband cable, wireless and all-distance communications services.

"We've got a full-court press underway to accelerate revenue growth and fast-forward AT&T's transformation into a leading global communications and information company," Armstrong said.

AT&T projected total pro forma revenue growth in 2000 to range between 8 - 9 percent, a 30 - 60 percent increase from the revenue growth rate expected for 1999, excluding the impact of Concert, the global joint venture with BT. Operational earnings per share (EPS) for 2000 is projected to range between $2.10 - $2.15. Cash EPS (which adds back the impact of amortization of purchased intangibles) in 2000 is expected to range between $2.50 - $2.60. Operational earnings before interest, taxes, depreciation and amortization (EBITDA) are projected to range between $24 billion - $26 billion in 2000.

"No other company outside of financial services currently matches that level of performance," Armstrong noted.

Capital expenditures are expected to total between $13 billion - $14 billion next year. And the company also reaffirmed its commitment to cut $2 billion in costs in 2000.

Separately, AT&T announced the appointment of Daniel E. Somers, 51, as president and chief executive officer of AT&T Broadband and Internet Services. Somers, who was also AT&T's chief financial officer, has temporarily led the broadband and Internet services unit since October.

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AT&T Wireless Tracking Stock Planned
------------------------------------

AT&T today announced plans to create a new wireless company, AT&T Wireless Group, and a new class of AT&T common stock that will track the performance of the new enterprise. The new tracking stock will reflect the performance of AT&T's voice and data mobility businesses, as well as its fixed-wireless business, and its ownership interests in international wireless operators. AT&T is the largest wireless service provider in North America, delivering wireless service to nearly 12 million people. Following three consecutive quarters of comparable growth of 40 percent or more, the unit expects to report revenues of more than $7.6 billion this year. EBITDA, excluding other income, grew 53 percent in the third quarter of 1999 versus the year-ago quarter, due to revenue growth and an improving cost structure.

"By highlighting the exceptional performance of AT&T's fast-growing wireless operations, we are confident that investors will see the value of this business," said Armstrong. "That unlocked value, which will be reflected in the tracking stock, will provide us with the currency to take advantage of the outstanding growth opportunities available in the wireless industry, including fixed wireless, wireless data and international expansion."

John D. Zeglis, 52, currently president of AT&T, will be chairman and CEO of the AT&T Wireless Group and remain on the AT&T Board of Directors. Daniel R. Hesse, 46, will remain president and CEO of AT&T Wireless Services, the mobility unit, and will become executive vice president of the AT&T Wireless Group. Michael G. Keith, 51, currently president of AT&T Business Services, also will join the AT&T Wireless Group as executive vice president responsible for developing and launching the company's nationwide fixed-wireless local exchange business in areas where AT&T-branded cable communications are not available.

"The AT&T Wireless Group launches with the strongest leadership team in the industry," said Armstrong. "John Zeglis has been my partner for the last two years. In that time, he successfully led our international expansion and grew the profitability of our consumer businesses. He knows how to create shareowner value.

"Dan Hesse led the transformation of the wireless industry with the introduction of Digital One Rate, fueling AT&T's wireless growth and market share gains. And Michael Keith has demonstrated that he knows how to develop new products and markets. Under his leadership, AT&T's growth in frame relay, IP and other packet data services outstripped the industry, making Business Services our biggest revenue engine."

AT&T intends to conduct an initial public offering of AT&T Wireless Group tracking shares in the spring. AT&T anticipates that a full distribution of the remaining shares in the AT&T Wireless Group tracking stock would be made to shareowners of AT&T common stock. AT&T expects to file a registration statement with the SEC in January. The company then plans to send a proxy to all AT&T shareowners calling for a shareholder vote to approve the creation of the Wireless Group stock, which is expected in the spring of 2000.

AT&T Wireless is expected to continue to grow at a level outpacing the industry on a number of fronts. Revenue growth is expected to range between 25 - 30 percent in 2000. EBITDA growth,

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excluding other income, is projected to range between 35 - 40 percent compare to an industry average of 29 percent in 2000. And subscriber growth is expected to grow between 21 - 24 percent, compared to an industry growth rate projected at 21 percent.

Business Services Refocuses Efforts
-----------------------------------

AT&T is realigning the units that market services to business customers - especially large corporations - to exploit opportunities in its fast-growing Internet, data and managed-services segments.

"We have made significant investments in our data, Internet and AT&T Solutions businesses over the past year," Armstrong said. "Today's moves will assure that we're translating those investments into customer value with increased speed, clarity and innovation."

AT&T named Richard R. Roscitt, 48, currently president and CEO of AT&T Solutions, president of a redefined AT&T Business Services. He will lead all of the company's units focused on the business market, including AT&T Solutions.

Kathleen Earley, 47, a former IBM Corp. executive with deep industry knowledge, is being named president of AT&T Data and Internet Services, a newly formed unit within business services. The new unit will be responsible for managing all IP, data and managed-network services offerings to business customers. Earley, who will report to Roscitt, will bring together the best of AT&T's existing IP, data and managed- services offers with resources gained through the acquisition of the former IBM Global Network business, now called AT&T Global Network Services.

Gary R. Weis, 52, the veteran IBM Corp. executive who leads AT&T Global Network Services, has assumed the added responsibility for the design, development and delivery of data and IP network capabilities based on the network architecture defined by AT&T Labs and the customer needs identified by AT&T's data and Internet services organization. He will continue to operate the global network services unit, including its international regional operations. Additionally, to capitalize on increasing demand from more than 600 leading accounts for customized networks and industry-specific networking offers, Armstrong announced that the company's Global Sales organization, which delivers complex networks to large, multinational corporations, will be directly aligned with AT&T Solutions, which provides network consulting, integration and outsourcing.

By increasing revenues from high-growth services such as data/IP, AT&T Solutions and local, Business Services is expected to grow revenue between 9 - 11 percent in 2000. The percentage of Business Services revenue that comes from voice long distance is expected to decrease to 53 percent of the unit's total revenue in 2000, down from 59 percent projected for 1999. Revenue growth for packet-based services (IP, frame-relay, ATM) is expected to grow more than 60 percent in 2000.

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AT&T Solutions expects to exceed its 40-percent growth rate this year and is expected to grow another 38 - 40 percent next year. Revenue is projected to reach $4 billion in 2002.

Broadband and Internet Services Accelerating New Services
---------------------------------------------------------

AT&T said its Broadband and Internet Services unit is meeting or exceeding targets for upgrading facilities, consolidating systems and accelerating the rollout of a new generation of communications, information and entertainment services.

AT&T said it will have about 51 percent of its cable facilities upgraded to two-way capability by the end of this year and will have 85 percent completed by year-end 2000. Broadband telephony trials are underway in eight markets -- 13 cities -- and the company expects to have between 400,000 and 500,000 customers in 2000. High-speed Internet service through AT&T@Home is also in strong demand. AT&T currently has 164,000 AT&T@Home customers, will have about 277,000 customers by the end of the first quarter of 2000 and expects to have more than 700,000 customers by the end of next year. Every day, AT&T adds more than 3,000 new digital cable customers. Next year, the company said it will have between
2.5 - 3.0 million digital cable customers, about 25 percent of its subscriber base.

The company expects the Broadband and Internet services unit to increase revenues between 12 - 14 percent next year and is aggressively building five high-growth businesses -- telephony, high-speed Internet access, video, interactive video services and broadband for business. Revenue growth for cable operations is expected to increase in the high-single digits in 2000. And operating cash flow is expected to grow in the mid- to high-single digits next year.

Consumer Services
-----------------

The company announced that Gene Lockhart, 50, currently president of AT&T Consumer Services, will now assume responsibility for the entire consumer services franchise and will report to Armstrong. AT&T said Consumer Services will focus its efforts to continue to generate industry-leading returns by attracting and retaining high- value customers with compelling and innovative bundled offers, and move aggressively to enter local markets.

Last week AT&T unveiled an "all-distance" One Rate offer in New York that combines both local and long distance service. A trial of the service is also underway in Texas. The company expects to be an all-distance market share leader in New York by the end of next year with more than 700,000 - 800,000 customers, or a local market share of 12 percent.

AT&T said its One Rate(R) 7 Cents plan received strong market reception with about 4 million customers enrolling since its introduction in August, easily exceeding early sales targets. AT&T said more than 30 percent of customers signing up for the offer were new to the company. Given the initial success, AT&T extended its seven-cent-per-minute offer for calls to Canada, its most popular international calling destination. The company's international plan, AT&T One Rate(R) International Value Plan, includes low flat rates to hundreds of other countries.

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The company noted that Consumer Services has had six consecutive quarters of year-over-year EBIT growth in excess of 20 percent. Consumer Services' EBIT margin, or return on sales, was about 35 percent at the end of the third quarter of 1999, an increase from the 22 percent reported for 1996. The unit's revenue is expected to decline between 3 - 5 percent in 2000, as customers move to more attractively priced calling plans and industry-wide pricing pressure continues.

Fiber-Optic Network Expansion Set
---------------------------------

With unprecedented demand for high-speed bandwidth and Internet-based services, the company announced that it had begun an aggressive plan to work with three companies to add a new overlay, state-of-the-art, fiber-optic network to link 30 major metropolitan areas nationwide. "This project allows us to maintain our low-cost position in the industry, leapfrog our competitors and provide quick and economical deployment of ultra high-speed bandwidth OC-192, and later OC-768, technology," said Frank Ianna, president of AT&T Network Services.

By working with three companies in a cost-sharing arrangement, AT&T plans to complete the expansion in the next 24 months - considerably faster and at a cost of 40 percent less than it would have been otherwise. When the expansion is completed, AT&T will be among the first to offer ultra-high-speed OC-192 services initially and OC-768 services when available. The 30 metropolitan areas are expected to generate about 80 percent of the future demand for high-speed services. Excess fiber capacity will be leased to other companies to generate incremental revenue.

Concert - Global Joint Venture To Close First Quarter
-----------------------------------------------------

Armstrong also reported that Concert, AT&T's global joint venture with BT, was making good progress. "We have completed the operational close and fully expect the financial closing in early January," he said.

"With the convergence of television, computing and telephony, no other company is better positioned than AT&T to offer a whole new generation of communications services to families and businesses worldwide," Armstrong said. "In 1998, AT&T set its strategy and began to make investments. This year we focused on integration and execution. Now, with the groundwork we've completed, we can begin to achieve scale and accelerate growth in 2000."

   THE FOREGOING ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT, INCLUDING STATEMENTS CONCERNING FUTURE OPERATING PERFORMANCE,
  AT&T'S SHARE OF NEW AND EXISTING MARKETS, AND AT&T'S REVENUE AND EARNINGS GROWTH RATES. SUCH FORWARD LOOKING STATEMENTS, WHICH ARE NOT A GUARANTEE OF
PERFORMANCE, ARE SUBJECT TO A NUMBER OF UNCERTAINTIES AND OTHER FACTORS, THAT
    COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS, INCLUDING VIGOROUS COMPETITION; THE ABILITY TO ESTABLISH A SIGNIFICANT MARKET
    PRESENCE IN NEW GEOGRAPHIC SERVICE MARKETS, AND THE SUCCESS AND MARKET ACCEPTANCE OF NEW PRODUCTS AND SERVICES. FOR A MORE DETAILED DESCRIPTION OF
  THE FACTORS THAT COULD CAUSE SUCH A DIFFERENCE, PLEASE SEE AT&T'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. AT&T DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A
            RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.